Exhibit 31.2

                                 CERTIFICATIONS

      I, Barbara J. Corinha, certify that:

1. I have reviewed this Amendment No. 1 to Annual Report on Form 10-K of Franklin Street Properties Corp.; and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 1, 2004                      /s/ Barbara J. Corinha
                                         -------------------------------------
                                         Barbara J. Corinha
                                         Vice President, Chief Operating
                                         Officer (equivalent of Chief Financial
                                         Officer), Treasurer and Secretary